EXHIBIT 99.1


FOR RELEASE:                         CONTACT:
Date:  May 3, 2004                   Lisa Lopez
Time:  4:30 pm Eastern               Tel. (781) 356-9517
                                     Alternate Tel. (617) 320-2401
                                     fallon@haemonetics.com

                   Haemonetics Reports Fourth Quarter and
            Fiscal Year End Results and Sets Fiscal 2005 Guidance

BRAINTREE, MA - Haemonetics Corporation reported today fourth quarter and fiscal year end 2004 financial results which exceed company guidance.

For the quarter, net revenues were $98 million, a 21% increase over the fourth quarter fiscal 2003. Net earnings per share were $0.37. For the fiscal year, net revenues were $364 million, an 8% increase over fiscal 2003. Revenues were boosted by the ongoing strength of Haemonetics' red cell and OrthoPAT(R) product lines which grew more than 40% for the year. Fiscal 2004 net earnings per share were $1.19.

In line with guidance the Company provided at the beginning of the fiscal year, Haemonetics met its goal of closing the year with a gross margin of 47.3%, up from 45.9% in fiscal 2003, and an improved operating margin, 12.6% versus 11.1% in fiscal 2003.

In reporting on financial results, Ronald Ryan, Haemonetics' Chief Financial Officer commented, "We have been very successful at leveraging sales increases to the profit line as a result of continued financial discipline. For the quarter, we leveraged 21% sales growth into 33% gross profit growth and a 139% increase in operating income. For the full year, we leveraged 8% sales growth into 11% gross profit growth and a 22% increase in operating income. This performance is a direct result of structural manufacturing cost reductions and operating expense management."

Net earnings for the fiscal year include a second quarter reorganization charge of $2.6 million, as well as the positive effects of a 53rd sales week resulting from the policy Haemonetics uses to determine its fiscal year end. About half of the quarterly and annual revenue growth is the result of the positive impact of foreign exchange.

The Company further strengthened its balance sheet in fiscal 2004, highlighted by an annual $14 million inventory reduction and an annual cash increase of $68 million to an ending cash balance of $118 million. The Company achieved $76 million of cash flow from operating activities for the year and excellent management of working capital assets.

Brad Nutter, Haemonetics' President and CEO, said, "I am very pleased with the state of the business despite challenges in the year. We exceeded the financial goals set at the beginning of the year while making significant progress on our core competency review which is the foundation for a long term strategic plan. We supported our core businesses by strengthening our partnerships and gaining market share."

PRODUCT LINE HIGHLIGHTS

Plasma disposables revenue was $27 million for the quarter, up 4% over Q4:03, and $114 million for the year, level with fiscal 03. Annual plasma sales were negatively affected $7 million by the loss of Haemonetics' largest customer after it was purchased by a competitor in October 2003.

Blood bank disposables revenue was $30 million for the quarter, up 22% over Q4:03, and $112 million for the year, up 12% over fiscal 03. Platelet disposables represent the majority of the blood bank product


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line, and about 80% of platelet disposables revenues are in Europe and
Japan. These regions both gained market share and experienced favorable impact from currency for the quarter and the year.

Red cell disposables revenue was $7 million for the quarter, up 54% over Q4:03, and $22 million for the year, up 43.6% over fiscal 03. Haemonetics had planned to add two new customers per quarter. Actual results were significantly higher as the Company added 15 new customers, including 12 more Red Cross regions. Haemonetics' double red cell technology is now installed at more than half of the 36 Red Cross regions. The regions combined collect about 4 million units of red cells annually in the United States, almost one-third of the U.S. blood supply.

Patient disposables revenue was $22 million for the quarter, up 25% over Q4:03, and $77 million for the year, up 12.2% over fiscal 03. These revenues were boosted by competitive customer gains, OrthoPAT brand disposables growth of more than 65%, and increased market penetration in underserved markets.

Miscellaneous and services revenue was $7 million, up 53% over Q4:03, and $22 million for the full year, up 20% over fiscal 03. Haemonetics' subsidiary, Fifth Dimension Information Systems', had excellent growth.
Its revenues now represent about one third of total miscellaneous and service revenues.

FISCAL YEAR 2005 GUIDANCE

Haemonetics announced fiscal year 05 guidance of mid-single digit revenue growth, gross profit margin in the high forties, operating income growing more than 20%, improved operating margin, and net earnings per share from $1.38 to $1.43. This guidance includes the favorable impact of currency which is expected to contribute more than half the revenue growth and more than $0.20 to net earnings per share. Disposables revenues by product line including the effects of currency are expected to be in the following ranges: plasma declining in the high single digits, blood bank growing in the low double digits, patient growing in the low double digits (with OrthoPAT disposables sales contributing about 50% growth), and red cell growing about 35-40%.

Haemonetics will hold a conference call on Tuesday, May 4th at 9:00 am eastern to review financial and operational highlights. Interested parties can participate by calling (800) 231-5571 (US only) or (973) 935-8504. The call will be replayed through May 18th at (877) 519-4471 (US only) or (973) 341-3080 using PIN 4677770.

Non-GAAP financial reconciliation will be posted on the Company's website prior to the conference call.

Haemonetics (NYSE: HAE) is a global company engaged in the design, manufacture and worldwide marketing of automated blood processing systems. These systems address important medical markets: surgical blood salvage, blood component collection, plasma collection, and blood component safety. To learn more about Haemonetics' products and markets, visit its web site at http://www.haemonetics.com.

This release contains forward looking statements that involve risks and uncertainties, including technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, product demand, market acceptance, regulatory uncertainties, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers' ordering patterns, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company's filings with the Securities and Exchange Commission. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements.

                                     ###

    Haemonetics Corporation Financial Summary for the Fourth Quarter FYE04
                      Consolidated Statements of Income
            (Unaudited data in thousands, except per share data)

                                                               % Inc/(Dec)
INCOME STATEMENT                     4/3/2004    3/29/2003    vs prior year
---------------------------------------------------------------------------

NET REVENUES                         $97,721      $80,881         20.8%
Gross profit                          48,041       36,218         32.6%
  R&D                                  4,102        4,830        (15.1%)
  S, G & A                            29,250       25,249         15.8%

Operating expenses                    33,352       30,079         10.9%
                                     -------      -------

Operating income                      14,689        6,139        139.3%
  Interest expense                      (668)        (965)       (30.8%)
  Interest income                        574        1,103        (48.0%)
  Other income, net                      291          772        (62.3%)
                                     -------      -------

Income before taxes                   14,886        7,049        111.2%

Tax expense                            5,358        2,572        108.3%
                                     -------      -------

NET INCOME                           $ 9,528      $ 4,477        112.8%
                                     =======      =======

Net income per common share
 assuming dilution                   $  0.37      $  0.18        105.6%

Weighted average number of shares
  Basic                               24,997       24,108
  Diluted                             25,439       24,362

                                                              Inc/(Dec) vs
                                                               prior year
                                                              profit margin
PROFIT MARGINS:                                                     %
---------------------------------------------------------------------------

Gross profit                            49.2%        44.8%
R&D                                     4.2%          6.0%
S, G & A                               29.9%         31.2%
Operating  income                      15.0%          7.6%         7.4%
Income before taxes                    15.2%          8.7%         6.5%
Net income                              9.8%          5.5%


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             Haemonetics Corporation Financial Summary for FYE04
                      Consolidated Statements of Income
            (Unaudited data in thousands, except per share data)

                                                               % Inc/(Dec)
Income Statement:                    4/3/2004    3/29/2003    vs prior year
---------------------------------------------------------------------------

NET REVENUES                         $364,229     $336,956         8.1%
Gross profit                          172,120      154,696        11.3%
  R&D                                  17,793       19,512        (8.8%)
  S, G & A                            108,450       97,705        11.0%
Operating expenses                    126,243      117,217         7.7%

Operating income                       45,877       37,479        22.4%
  Interest expense                     (2,903)      (3,495)      (16.9%)
  Interest income                       1,848        2,214       (16.5%)
  Other income, net                       990        2,409       (58.9%)
                                     --------     --------

Income before taxes                    45,812       38,607        18.7%

Tax expense                            16,492       10,228        61.2%
                                     --------     --------

NET INCOME                           $ 29,320     $ 28,379         3.3%
                                     ========     ========

Net income per common share
 assuming dilution                   $   1.19     $   1.13         5.3%

Weighted average number of shares
  Basic                                24,435       24,591
  Diluted                              24,695       25,048

                                                              Inc/(Dec) vs
                                                               prior year
                                                              profit margin
PROFIT MARGINS:                                                     %
---------------------------------------------------------------------------

Gross profit                             47.3%        45.9%
R&D                                       4.9%         5.8%
S, G & A                                 29.8%        29.0%
Operating  income                        12.6%        11.1%        1.5%
Income before taxes                      12.6%        11.4%        1.2%
Net income                                8.0%         8.4%


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            Haemonetics Corporation Financial Summary for FYE 04
                              Revenue Analysis
                        (Unaudited data in thousands)

                                          Fourth quarter                          Twelve Months Ended
                               ------------------------------------      ------------------------------------
REVENUE ANALYSIS               4/3/2004    3/29/2003    % Inc/(Dec)      4/3/2004    3/29/2003    % Inc/(Dec)
                               --------    ---------    -----------      --------    ---------    -----------

Revenues by Geography
  United States                 $32,631     $30,541         6.8          $126,872     $127,241       (0.3)
  International                  65,090      50,340        29.3           237,357      209,715       13.2
  Net Revenues                  $97,721     $80,881        20.8          $364,229     $336,956        8.1

Disposable Revenues by Product Family

Donor:
  Plasma                         27,207      26,058         4.4           114,346      114,436       (0.1)
  Blood Bank                     29,879      24,547        21.7           112,209       99,921       12.3
  Red Cell                        7,182       4,662        54.1            22,321       15,542       43.6
                                -------     -------                      --------     --------
                                 64,268      55,267        16.3           248,876      229,899        8.3
Patient:
  Surgical                      $21,622     $17,365        24.5          $ 76,664     $ 68,321       12.2
                                -------     -------                      --------     --------

  Subtotal                      $85,890     $72,632        18.3          $325,540     $298,220        9.2

Equipment                         5,136       3,870        32.7            16,687       20,381      (18.1)
Misc & Service                    6,695       4,379        52.9            22,002       18,355       19.9
                                -------     -------                      --------     --------
Net Revenues                    $97,721     $80,881        20.8          $364,229     $336,956        8.1
---------------------------------------------------------------------------------------------------------


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             Haemonetics Corporation Financial Summary for FYE04
                         Consolidated Balance Sheets
                        (Unaudited data in thousands)

                                   Period ending                                             Period ending
                              ----------------------                                    ----------------------
BALANCE SHEET:                4/3/2004     3/29/2003                                    4/3/2004     3/29/2003
                              --------     ---------                                    --------     ---------

Assets                                                  Liabilities & Stockholders' Equity
------                                                  ----------------------------------
Cash & cash equivalents       $118,117     $ 49,885     S/T debt & current maturities   $ 32,818     $ 39,005
Accounts receivable, net        82,640       78,582     Other current liabilities         63,025       61,647
Inventories, net                52,235       65,805                                     --------     --------
Other current assets            28,457       29,260     Total current liabilities         95,843      100,652
                              --------     --------     Deferred tax liability, net        1,682            0
  Total current assets         281,449      223,532     Long-term debt                    25,442       31,612
Net PP&E                        78,030       83,987     Other long-term liabilities        4,678        3,984
Other assets                    47,915       51,966     Stockholders' equity             279,749      223,237
                              --------     --------                                     --------     --------

  Total assets                $407,394     $359,485       Total liabilities & equity    $407,394     $359,485
                              ========     ========                                     ========     ========


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